Exhibit 99.1

TeraWulf Announces March 2023 Production and Operations Updates

Increased hash rate capacity by 65% in Q1 2023 to 3.3 EH/s as of March 31, 2023

Increased Bitcoin production by 63% month-over-month to 233 BTC in March and 533 BTC in Q1 2023

Continued ramp at Nautilus, the first nuclear-powered bitcoin mining facility in the U.S., with over 1.2 EH/s of self-mining capacity deployed at month end

Company remains on target to achieve 5.5 EH/s and 160 MW operating capacity in Q2 2023

EASTON, Md.--(BUSINESS WIRE)--April 6, 2023--TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), owners and operators of vertically integrated, domestic bitcoin mining facilities powered by more than 91% zero-carbon energy, today provided an unaudited monthly production and operations update for March 2023.

March 2023 Highlights

  Continued ramp at the Nautilus facility, the first Bitcoin mining facility powered by 100% nuclear power in the U.S., and exited the month with approximately 9,200 miners energized.
  Achieved an average operating hash rate of 3.0 EH/s for the month, a 50% month-over-month increase compared to February.
  Self-mined 233 bitcoin in March with an average production rate of 7.5 bitcoin per day.
  Power cost remained consistent with the Company’s target of $0.035/kWh across its two mining sites with an average cost of $7.0k per bitcoin produced, or approximately $0.032/kWh in March.
  Continued construction on Building 2 at the Lake Mariner facility, where an additional 50 MW of self-mining capacity remains on target to come online in Q2 2023.
Key Metrics [1]	March 2023
Bitcoin Self-Mined [2]	233
Self-Mining Revenue Equivalent ($M) [3]	$5.8
Hosting Revenue ($M) [4]	$0.4
Power Cost ($M) [5]	$2.3
Avg. Operating Hash Rate (EH/s)[6]	3.0
Revenue per Bitcoin	$24,990
Power Cost per Bitcoin	$7,048
[1]

Unaudited monthly results are based on estimates, which remain subject to standard month end adjustments. The Company’s share of the earnings or losses of the Nautilus facility is reflected in the caption “Equity in net loss of investee, net of tax” in the consolidated statements of operations. Operations at Nautilus do not impact the revenue or cost of goods sold lines in TeraWulf’s consolidated statements of operations.

[2]	Includes BTC earned from profit sharing associated with short-term hosting agreement at the Lake Mariner facility and TeraWulf’s net share of BTC produced at the Nautilus facility.
[3]	Includes TeraWulf’s net share of BTC revenue generated at the Nautilus facility and profit sharing from hosting agreement.
[4]	Excludes BTC earned from profit sharing associated with short-term hosting agreement at the Lake Mariner facility.
[5]	Includes TeraWulf’s net share of power cost incurred at the Nautilus facility.
[6]	Includes gross total hash rate of miners hosted on short-term agreement at the lake Mariner facility.

Management Commentary

“We continue to execute as promised, delivering strong results in Q1 2023. We believe the continued hard work and commitment of our people has positioned us to achieve our goal of 5.5 EH/s of capacity in the second quarter,” stated Kerri Langlais, Chief Strategy Officer of TeraWulf.

“In addition to quickly ramping up 50 MW of zero-carbon capacity at the Nautilus facility, construction continues at Lake Mariner, where we have another 50 MW of capacity scheduled to go online in a matter of weeks. Once Nautilus is fully ramped and Building 2 at Lake Mariner is energized, TeraWulf’s total hash rate is expected to increase to 5.5 EH/s,” added Langlais.

Production and Operations Update

As of March 31, 2023, the Company had an operational miner fleet of approximately 27,200 miners, comprised of 18,000 operational miners at its wholly-owned Lake Mariner facility in New York (13,000 self-miners and 5,000 hosted miners) and 9,200 self-miners at the nuclear-powered Nautilus facility in Pennsylvania. The Company’s self-mining hash rate capacity increased to 2.8 EH/s with an additional 0.5 EH/s of hosted capacity as of March 31, 2023, reflecting a total increase of 65% in Q1 2023.

About TeraWulf

TeraWulf (Nasdaq: WULF) owns and operates vertically integrated, environmentally clean Bitcoin mining facilities in the United States. Led by an experienced group of energy entrepreneurs, the Company currently has two Bitcoin mining facilities: the wholly owned Lake Mariner facility in New York, and Nautilus Cryptomine facility in Pennsylvania, a joint venture with Cumulus Coin, LLC. TeraWulf generates domestically produced Bitcoin powered by nuclear, hydro, and solar energy with a goal of utilizing 100% zero-carbon energy. With a core focus on ESG that ties directly to its business success, TeraWulf expects to offer attractive mining economics at an industrial scale.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and infrastructure equipment meeting the technical or other specifications required to achieve its growth strategy; (9) employment workforce factors, including the loss of key employees; (10) litigation relating to TeraWulf, RM 101 f/k/a IKONICS Corporation and/or the business combination; and (11) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.

Contacts

Company Contact:
info@terawulf.com
(410) 770-9500